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                                                                 Exhibit 10.17


SUMMARY OF PROVISION OF SERVICES TO ATX TELECOMMUNICATIONS SERVICES, INC. BY UNIVERSITY CITY HOUSING

      University City Housing, an entity controlled by Michael Karp, currently provides general accounting, cash management, tax return preparation, payroll and human resources services to ATX Telecommunications Services, Inc. ATX Telecommunications Services, Inc. pays University City Housing approximately 0.38% of its gross annual receipts for providing these services. For the year ended December 31, 1999, ATX Telecommunications Services, Inc. paid University City Housing $501,000 for providing these services. In connection with the ATX merger, University City Housing and post-merger CoreComm will enter into a transition services agreement under which University City Housing will continue to provide these services to post-merger CoreComm for a limited period of time. The transition services agreement is more fully described in the section of the joint proxy statement and prospectus entitled "The Merger Agreements -- The Merger Agreement between CoreComm and ATX -- Related Agreements -- The Transition Services Agreement."